Exhibit 99.2

Capitala Finance Corp. Announces Expansion With
New Los Angeles Office

CHARLOTTE, NC, November 10, 2014 (GLOBE NEWSWIRE)/ -- Capitala Finance Corp. (NASDAQ:CPTA) (the “Company”) announced that it has added Christian MacCarron to the staff of its investment adviser, Capitala Investment Advisors, LLC (“Capitala”) to open its seventh full-service office, in Los Angeles, CA. Mr. MacCarron, a Vice President, will lead Capitala’s business development efforts on behalf of the Company and the Capitala-managed CapitalSouth Growth Fund.

“We are excited to add Christian to the Capitala team as we prudently expand our direct origination business development platform,” noted Joe Alala, the Company’s Chief Executive Officer. “Christian is an accomplished and recognized leader in our industry, with broad industry relationships, and we are thrilled to have him to deepen our presence on the west coast.”

Mr. MacCarron has experience with advisory firms, both in executive leadership and in critical support roles. He has advised middle-market clients across technology, business services, and healthcare industries and brings meaningful transaction experience, including multiple leveraged buyouts, acquisitions, and sales. Mr. MacCarron holds a B.A. in economics from UCLA.

About Capitala Finance Corp.

Capitala Finance Corp. is a business development company that invests primarily in traditional mezzanine, senior subordinated and unitranche debt, as well as senior and second-lien loans and, to lesser extent, equity securities issued by lower and traditional middle-market companies. The Company is managed by Capitala Investment Advisors, LLC. For more information about the Company, please visit www.capitalagroup.com.

Forward-Looking Statements

This press release contains certain forward-looking statements. Words such as “believes,” “intends,” “expects,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

SOURCE: Capitala Finance Corp.

Capitala Finance Corp.

Stephen Arnall, Chief Financial Officer

704-376-5502

sarnall@capitalagroup.com